Exhibit 99.1

Box Reports Record Revenue of $506 Million for Fiscal Year 2018, Up 27% Year-Over-Year, and Delivers Positive Cash Flow from Operations

•	Fourth Quarter Revenue of $136.7 Million, Up 24 Percent Year-Over-Year
•	Fourth Quarter Billings of $204.6 Million, Up 28 Percent Year-Over-Year
•	Fourth Quarter Cash Flow from Operations of $48.7 million, Up $34.0 Million Year-Over-Year
•	Fourth Quarter Free Cash Flow of $13.3 million, Up $3.2 Million Year-Over-Year

REDWOOD CITY, Calif. – February 28, 2018 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced financial results for the fiscal fourth quarter and full fiscal year 2018, which ended January 31, 2018.

“In fiscal 2018, we achieved year-over-year revenue growth of 27%, generating more than half a billion dollars and delivering our first full year of positive free cash flow. We also continued to pioneer the category of cloud content management by adding new innovations in workflow, security, compliance, and machine learning technology,” said Aaron Levie, co-founder and CEO of Box. “With our scale, security, open platform, and culture of continuous product innovation, we are in a unique position to power the digital workplace of the future for the largest and most regulated enterprises in the world.”

“We drove a significant year-over-year improvement of $34 million in free cash flow in fiscal 2018 and drove operational efficiencies across the business,” said Dylan Smith, co-founder and CFO of Box. “We remain committed to achieving a quarter of non-GAAP profitability in fiscal 2019 and are well-positioned to achieve our $1 billion revenue target in the coming years.”

Fiscal Fourth Quarter 2018 Financial Highlights

•	Revenue for the fourth quarter of fiscal 2018 was a record $136.7 million, an increase of 24% from the fourth quarter of fiscal 2017.
•	Deferred revenue for the fourth quarter of fiscal 2018 was $320.9 million, an increase of 33% from the fourth quarter of fiscal 2017.
•	Billings for the fourth quarter of fiscal 2018 were $204.6 million, an increase of 28% from the fourth quarter of fiscal 2017.
•

GAAP operating loss in the fourth quarter of fiscal 2018 was $32.5 million, or 24% of revenue. This compares to GAAP operating loss of $36.4 million, or 33% of revenue, in the fourth quarter of fiscal 2017.

•

Non-GAAP operating loss in the fourth quarter of fiscal 2018 was $7.5 million, or 5% of revenue. This compares to a non-GAAP operating loss of $12.7 million, or 12% of revenue, in the fourth quarter of fiscal 2017.

•

GAAP net loss per share, basic and diluted, in the fourth quarter of fiscal 2018 was $0.24 on 137 million shares outstanding, compared to a GAAP net loss per share of $0.28 in the fourth quarter of fiscal 2017 on 130 million shares outstanding.

•	Non-GAAP net loss per share, basic and diluted, in the fourth quarter of fiscal 2018 was $0.06, compared to non-GAAP net loss per share of $0.10 in the fourth quarter of fiscal 2017.
•

Net cash provided by operating activities in the fourth quarter of fiscal 2018 totaled $48.7 million, which includes a $25.0 million release of restricted cash used to guarantee a letter of credit for our Redwood City headquarters. This compares to net cash provided by operating activities of $14.7 million in the fourth quarter of fiscal 2017.

•	Free cash flow in the fourth quarter of fiscal 2018 was $13.3 million. This compares to $10.2 million in the fourth quarter of fiscal 2017.

Fiscal Year 2018 Financial Highlights

•	Revenue in fiscal year 2018 was a record $506.1 million, an increase of 27% from fiscal year 2017.
•	Deferred revenue for fiscal year 2018 ended at $320.9 million, an increase of 33% from the end of fiscal year 2017.
•	Billings for fiscal year 2018 were $585.1 million, an increase of 29% from fiscal year 2017.
•	GAAP operating loss in fiscal year 2018 was $154.0 million, or 30% of revenue. This compares to GAAP operating loss of $150.7 million, or 38% of revenue, in fiscal year 2017.

•	Non-GAAP operating loss in fiscal year 2018 was $56.0 million, or 11% of revenue. This compares to a non-GAAP operating loss of $70.6 million, or 18% of revenue, in fiscal year 2017.
•

GAAP net loss per share, basic and diluted, in fiscal year 2018 was $1.16 on 134 million shares outstanding, compared to a GAAP net loss per share of $1.19 in fiscal year 2017 on 127 million shares outstanding.

•	Non-GAAP net loss per share, basic and diluted, in fiscal year 2018 was $0.43, compared to non-GAAP net loss per share of $0.56 in fiscal year 2017.
•

Net cash provided by operating activities in fiscal year 2018 totaled $61.8 million, and includes a $25.0 million release of restricted cash used to guarantee a letter of credit for our Redwood City headquarters. This compares to net cash used in operating activities of $1.2 million in fiscal 2017.

•	Free cash flow in fiscal year 2018 was $8.9 million. This compares to negative $24.9 million in fiscal year 2017.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights since Last Earnings Release

•

Grew paying customer base to more than 82,000 businesses, including new or expanded deployments with leading organizations such as Apleona GmbH, Dubai Airports, Farmers Insurance Group, Inc., Genesys, Medtronic, and SunTrust Banks, Inc.

•

Announced the general availability of Box GxP Validation, an innovative new approach for maintaining always-on GxP compliance in the cloud, enabling organizations subjected to FDA regulations to manage both unregulated and regulated content in one compliant platform.

•

Introduced a simple self-serve solution for global data privacy preparedness ahead of the effective date of the European Union’s General Data Protection Regulation (GDPR), as well as new services from Box Consulting to help enterprises understand and meet key data protection regulations.

•

Launched Box Transform, a new white-glove program from Box Consulting that offers customers a dedicated, long-term Box consultant to drive implementation of advanced cloud content management use cases, reimagine critical business processes, and integrate Box with other key digital transformation initiatives across their organization.

•	In partnership with IBM, added Toronto to Box's robust data residency offering, Box Zones.
•

Expanded an existing integration with Palo Alto Networks to now automatically classify sensitive content and enforce policies to prevent users from accidentally or intentionally sharing confidential information.

•

Announced that Centrify and Cisco Cloudlock joined the Box Trust initiative, a vetted ecosystem of technology partners that ensures Box customers have access to the most comprehensive security solutions on the market.

•

Announced Box was named a Leader in “The Forrester Wave™: Enterprise File Sync And Share Platforms — Cloud Solutions, Q4 2017” report by Forrester. Box received the highest score in the Strategy category, scoring a 5 out of 5 in all criteria.

•	Moved to a new European headquarters in London’s Tech City. Since the company's European debut in 2012, Box has established presence in London, Paris, Stockholm, Amsterdam, and Munich.

Outlook

Please note, the outlook provided below is based on both the new revenue recognition standard (“ASC 606”) and the prior revenue recognition standard (“ASC 605”). Box is adopting ASC 606 beginning with its fiscal year 2019 using the modified retrospective transition method.

For the quarter ending April 30, 2018:

•	Under ASC 606, revenue would be expected to be in the range of $139 million to $140 million.
o	Under ASC 605, the prior revenue recognition standard, revenue would be expected to be in the range of $142 million to $143 million.

•

Under ASC 606, GAAP and non-GAAP basic and diluted earnings per share would be expected to be in the range of ($0.28) to ($0.27) and ($0.09) to ($0.08), respectively, based on the expected weighted average basic and diluted shares outstanding of approximately 139 million.

o

Under ASC 605, GAAP and non-GAAP basic and diluted earnings per share would be expected to be in the range of ($0.28) to ($0.27) and ($0.09) to ($0.08), respectively, based on the expected weighted average basic and diluted shares outstanding of approximately 139 million.

For the year ending January 31, 2019:

•	Under ASC 606, revenue would be expected to be in the range of $602 million to $608 million.
o	Under ASC 605, the prior revenue recognition standard, revenue would be expected to be in the range of $613 million to $619 million.
•

Under ASC 606, GAAP and non-GAAP basic and diluted earnings per share would be expected to be in the range of ($1.02) to ($0.98) and ($0.20) to ($0.16), respectively, based on the expected weighted average basic and diluted shares outstanding of approximately 141 million.

o

Under ASC 605, GAAP and non-GAAP basic and diluted earnings per share would be expected to be in the range of ($1.10) to ($1.06) and ($0.28) to ($0.24), respectively, based on the expected weighted average basic and diluted shares outstanding of approximately 141 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and certain legal settlement and related costs. Box has provided a reconciliation of GAAP to non-GAAP earnings per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The access details for the live conference call are:

+ 1-866-393-4306 (U.S. and Canada), conference ID: 7767879
+ 1-734-385-2616 (international), conference ID: 7767879

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:
+ 1-800-585-8367 (U.S. and Canada), conference ID: 7767879
+ 1-416-621-4642 (international), conference ID: 7767879

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@boxhq, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, the demand for its products, its ability to scale its business and drive operating efficiencies, its ability to achieve its revenue target of $1 billion in the coming years, expectations regarding its ability to achieve profitability on a quarterly or ongoing basis, the timing of recent and planned product introductions and enhancements, the short- and long-term success, market adoption, capabilities, and benefits of such product introductions and enhancements, and the success of strategic partnerships, as well as expectations regarding its revenue, GAAP and non-GAAP earnings per share under both ASC Topic 605 and ASC Topic 606, the related components of GAAP and non-GAAP earnings per share, the expected impact of the adoption of ASC Topic 606 on revenue and GAAP and non-GAAP earnings per share, and weighted average basic and diluted outstanding share count expectations for Box’s fiscal first quarter and full fiscal year 2019 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including:  (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) Box’s limited operating history, which makes it difficult to predict future results; (6) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box; (7) Box’s ability to provide timely and successful enhancements, new features and modifications to its platform and services; (8) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (9) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended October 31, 2017. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, billings and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating loss and non-GAAP operating margin. Box defines non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating loss divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net loss and non-GAAP net loss per share. Box defines non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Box defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average outstanding shares. Box excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure and, after adjusting for any shifts in relative payment frequencies, a leading indicator of future revenue. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business.  Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue and deferred revenue, both of which are financial measures calculated in accordance with GAAP.

Free cash flow. Box defines free cash flow as cash provided by (used in) operating activities less purchases of property and equipment, principal payments of capital lease obligations, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. These items include the use and release of restricted cash to guarantee a significant letter of credit for Box's Redwood City headquarters. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

About Box

Box (NYSE:BOX) is the cloud content management company that empowers enterprises to revolutionize how they work by securely connecting their people, information and applications. Founded in 2005, Box powers 82,000 businesses globally, including AstraZeneca, General Electric, P&G, and The GAP. Box is headquartered in Redwood City, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit http://www.box.com.

Contacts

Investors:

Stephanie Wakefield

VP, Investor Relations

+1 650-209-3463

swakefield@box.com

Alice Kousoum Lopatto

Director, Investor Relations

+1 650-209-3467

alopatto@box.com

Media:

Denis Roy, Box

+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 31,	January 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$208,076	$177,391
Accounts receivable, net	162,133	120,113
Prepaid expenses and other current assets	11,391	10,826
Deferred commissions	17,589	13,771
Total current assets	399,189	322,101
Property and equipment, net	123,977	117,176
Intangible assets, net	24	543
Goodwill	16,293	16,293
Restricted cash	350	26,781
Other long-term assets	13,733	10,780
Total assets	$553,566	$493,674
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,036	$6,658
Accrued compensation and benefits	37,707	30,415
Accrued expenses and other current liabilities	26,198	17,713
Capital lease obligations	18,844	13,748
Deferred revenue	291,902	228,656
Deferred rent	2,280	751
Total current liabilities	393,967	297,941
Debt, non-current	40,000	40,000
Capital lease obligations, non-current	26,980	21,697
Deferred revenue, non-current	29,021	13,328
Deferred rent, non-current	45,882	44,207
Other long-term liabilities	2,748	1,769
Total liabilities	538,598	418,942
Stockholders’ equity:
Common stock(1)	13	13
Additional paid-in capital	1,054,932	960,144
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive income (loss)	288	(120)
Accumulated deficit	(1,039,088)	(884,128)
Total stockholders’ equity	14,968	74,732
Total liabilities and stockholders’ equity	$553,566	$493,674

(1)      As of January 31, 2018, the number of shares of the registrant’s Class A common stock outstanding was 125,933 and the number of shares of the registrant’s Class B common stock outstanding was 11,384.

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2018	2017	2018	2017
Revenue	$136,675	$109,926	$506,142	$398,605
Cost of revenue(1)(2)	35,276	29,554	135,248	112,130
Gross profit	101,399	80,372	370,894	286,475
Operating expenses:
Research and development(2)	34,403	31,104	136,791	115,928
Sales and marketing(2)	77,715	66,566	303,319	253,020
General and administrative(1)(2)	21,768	19,095	84,805	68,182
Total operating expenses	133,886	116,765	524,915	437,130
Loss from operations	(32,487)	(36,393)	(154,021)	(150,655)
Interest expense, net	(211)	(309)	(1,013)	(896)
Other income, net	229	69	789	678
Loss before provision for income taxes	(32,469)	(36,633)	(154,245)	(150,873)
Provision for income taxes	196	244	715	914
Net loss	(32,665)	(36,877)	(154,960)	(151,787)
Net loss per share, basic and diluted	$(0.24)	$(0.28)	$(1.16)	$(1.19)
Weighted-average shares used to compute net loss per share, basic and diluted	136,566	129,757	133,932	127,469

(1) Includes intangible assets amortization as follows:

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2018	2017	2018	2017
Cost of revenue	$—	$393	$365	$3,197
General and administrative	38	39	154	155
Total intangible assets amortization	$38	$432	$519	$3,352

(2) Includes stock-based compensation expense as follows:

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2018	2017	2018	2017
Cost of revenue	$2,797	$2,554	$10,742	$7,882
Research and development	9,314	9,194	37,733	30,796
Sales and marketing	7,860	7,752	31,742	26,142
General and administrative	4,978	3,802	17,268	13,552
Total stock-based compensation	$24,949	$23,302	$97,485	$78,372

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2018	2017	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,665)	$(36,877)	$(154,960)	$(151,787)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,862	8,639	40,112	40,154
Stock-based compensation expense	24,949	23,302	97,485	78,372
Amortization of deferred commissions	5,725	4,633	21,476	18,260
Other	(18)	18	(101)	114
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(66,265)	(34,118)	(42,020)	(20,571)
Deferred commissions	(12,898)	(9,974)	(26,133)	(20,047)
Prepaid expenses, restricted cash and other assets, current and noncurrent	26,949	1,751	23,990	5,858
Accounts payable	2,431	(3,162)	6,900	(1,093)
Accrued expenses and other liabilities	21,651	11,215	12,930	(9,035)
Deferred rent	72	(92)	3,204	2,986
Deferred revenue	67,917	49,386	78,939	55,571
Net cash provided by (used in) operating activities	48,710	14,721	61,822	(1,218)
CASH FLOWS FROM INVESTING ACTIVITIES:
Sales of marketable securities	—	—	—	240
Maturities of marketable securities	—	—	—	7,057
Purchases of property and equipment	(7,022)	(1,317)	(11,822)	(14,956)
Proceeds from sale of property and equipment	76	3	107	87
Net cash used in investing activities	(6,946)	(1,314)	(11,715)	(7,572)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings, net of borrowing costs	39,930	(13)	39,930	(106)
Principal payments on borrowings	(40,000)	—	(40,000)	—
Proceeds from exercise of stock options, net of repurchases of early exercised stock options	5,123	3,483	14,538	11,086
Proceeds from issuances of common stock under employee stock purchase plan	—	—	17,521	15,726
Employee payroll taxes paid related to net share settlement of restricted stock units	(8,557)	(3,958)	(34,776)	(17,552)
Payments of capital lease obligations	(3,359)	(3,236)	(16,052)	(8,675)
Acquisition related contingent consideration	—	—	(991)	—
Net cash (used in) provided by financing activities	(6,863)	(3,724)	(19,830)	479
Effect of exchange rate changes on cash and cash equivalents	318	(92)	408	(39)
Net increase (decrease) in cash and cash equivalents	35,219	9,591	30,685	(8,350)
Cash and cash equivalents, beginning of period	172,857	167,800	177,391	185,741
Cash and cash equivalents, end of period	$208,076	$177,391	$208,076	$177,391

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2018	2017	2018	2017
GAAP operating loss	$(32,487)	$(36,393)	$(154,021)	$(150,655)
Stock-based compensation	24,949	23,302	97,485	78,372
Intangible assets amortization	38	432	519	3,352
Expenses related to a legal verdict(1)	—	—	—	(1,664)
Non-GAAP operating loss	$(7,500)	$(12,659)	$(56,017)	$(70,595)

GAAP operating margin	(24)%	(33)%	(30)%	(38)%
Stock-based compensation	19	21	19	19
Intangible assets amortization	—	—	—	1
Expenses related to a legal verdict(1)	—	—	—	—
Non-GAAP operating margin	(5)%	(12)%	(11)%	(18)%

GAAP net loss	$(32,665)	$(36,877)	$(154,960)	$(151,787)
Stock-based compensation	24,949	23,302	97,485	78,372
Intangible assets amortization	38	432	519	3,352
Expenses related to a legal verdict(1)	—	—	—	(1,664)
Non-GAAP net loss	$(7,678)	$(13,143)	$(56,956)	$(71,727)

GAAP net loss per share, basic and diluted	$(0.24)	$(0.28)	$(1.16)	$(1.19)
Stock-based compensation	0.18	0.18	0.73	0.61
Intangible assets amortization	—	—	—	0.03
Expenses related to a legal verdict(1)	—	—	—	(0.01)
Non-GAAP net loss per share, basic and diluted	$(0.06)	$(0.10)	$(0.43)	$(0.56)
Weighted-average shares outstanding, basic and diluted	136,566	129,757	133,932	127,469

GAAP net cash provided by (used in) operating activities	$48,710	$14,721	$61,822	$(1,218)
Release of restricted cash used to guarantee a letter of credit for our Redwood City HQ	(25,000)	—	(25,000)	—
Purchases of property and equipment	(7,022)	(1,317)	(11,822)	(14,957)
Payments of capital lease obligations	(3,359)	(3,236)	(16,052)	(8,675)
Free cash flow	$13,329	$10,168	$8,948	$(24,850)

(1) Included in general and administrative expenses in the condensed consolidated statements of operations.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2018	2017	2018	2017
GAAP revenue	$136,675	$109,926	$506,142	$398,605
Deferred revenue, end of period	320,923	241,984	320,923	241,984
Less: deferred revenue, beginning of period	(253,006)	(192,598)	(241,984)	(186,413)
Billings	$204,592	$159,312	$585,081	$454,176

BOX, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS PER SHARE GUIDANCE

(In Thousands)

(Unaudited)

	For the Three Months Ended April 30, 2018	For the Year Ended January 31, 2019
GAAP net loss per share range, basic and diluted	$(0.28-0.27)	$(1.02-0.98)
Stock-based compensation	0.19	0.82
Non-GAAP net loss per share range, basic and diluted	$(0.09-0.08)	$(0.20-0.16)
Weighted average shares outstanding, basic and diluted	138,544	141,390